Exhibit (8)(k)(ix)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST,
                       NEUBERGER BERMAN MANAGEMENT, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management, Inc. and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

      1. Appendix A thereto is hereby modified in its entirety as attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2009.

                             NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

                             By:
                                  --------------------------------
                             Name:
                             Title:

                             NEUBERGER BERMAN MANAGEMENT, INC.

                             By:
                                  --------------------------------
                             Name:
                             Title:

                             JEFFERSON NATIONAL LIFE INSURANCE
                             COMPANY

                             By:
                                  --------------------------------
                             Name:  Craig A. Hawley
                             Title:  General Counsel and Secretary


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

                                   APPENDIX A

AMT Midcap Growth Portfolio
AMT Partners Portfolio
AMT Regency Portfolio
AMT Socially Responsive Portfolio
AMT Short Duration Bond Portfolio
AMT Small Cap Growth Portfolio (Class S)

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